UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e).     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, the senior officers of Windtree Therapeutics, Inc. (the “Company”), including its Named Executive Officers, Craig Fraser, President and Chief Executive Officer, John Tattory, its Senior Vice President and Chief Financial Officer and Steven G. Simonson, M.D., its Senior Vice President and Chief Medical Officer, entered into amendments (individually, the “Amendment,” and collectively, the “Amendments”) to their executive employment agreements dated February 1, 2016, March 21, 2014, and December 19, 2014, respectively (the “Executive Agreements”).

The Amendments incorporate and restate amendments (“the SPA Amendments”) that were previously finalized in connection with that certain Share Purchase Agreement dated October 27, 2017 between the Company and LPH Investments Limited (“Share Purchase Agreement”). The Share Purchase Agreement, including the SPA Amendments, were previously filed with a Company Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2017, and provide that, in lieu of the Annual Bonuses (as defined in the Executive Agreements) that would have been payable to the executives during the 24 month period following the closing, the executives are entitled to an award of equity under the Company’s 2011 Long-Term Incentive Plan, as amended, having a value when issued equal to the combined total value of the 2017 and 2018 Target Bonus Amounts (as defined in each Executive Agreement) and vesting in two equal installments on March 15, 2018 and March 15, 2019. In addition, the Amendments change the initial vesting date of such equity awards from March 15, 2018 to August 1, 2018 and provide that, in the event an Executive Agreement is terminated for a reason other than Cause (as defined in the Executive Agreements), the vesting of the equity award that otherwise would have vested on August 1, 2018 will accelerate and become immediately vested.

In addition, the Amendment to Mr. Fraser’s Executive Agreement also corrects an error in the form of his Executive Agreement by adjusting the benefits continuation period solely in the event of termination of employment related to a Change of Control (as defined in his Executive Agreement) from 12 months to 18 months. The Amendments to Mr. Tattory’s and Dr. Simonson’s Executive Agreements also incorporate certain amendments intended to conform their Executive Agreements in some respects to Mr. Fraser’s, including, among other things, to (i) provide that the Term of the Agreement shall extend until otherwise terminated in accordance with Section 7 of the Executive Agreements, and (ii) provide that a termination of Employment will not be deemed to be for Good Reason unless Executive gives Notice of Termination within 30 days after Executive has actual knowledge of the act or omission of the Company constituting Good Reason. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Executive Agreements.

The forms of Amendment for each Mr. Fraser’s, Mr. Tattory’s and Dr. Simonson’s Executive Agreements are attached to this Current Report on Form 8-K as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d)     Exhibits:

10.1     Amendment No. 1 to Employment Agreement of Craig Fraser dated as of March 13, 2018.

           10.2     Amendment No. 2 to Employment Agreement of John Tattory dated as of March 13, 2018.

10.3     Amendment No. 2 to Employment Agreement of Steven G. Simonson, M.D., dated as of March 13, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

                              By:      /s/ Craig Fraser

 Name:  Craig Fraser

 Title:    President and Chief Executive Officer

Date:     March 16, 2018